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MRV Announces Interim Chairman’s Indication of Intent to Resign and Intention to Adjourn Annual Meeting for the Election of Directors

CHATSWORTH, Calif., January 9, 2012 — MRV Communications, Inc. (OTCQB: MRVC) (“MRV” or the “Company”), a leading provider of optical communications network infrastructure equipment and integration and managed services, announced today that the Company was informed by Philippe Tartavull, interim Chairman of the Board, of his intention to resign effective January 13, 2012. As a result, the Company intends, at its annual meeting of stockholders today, to adjourn the vote related to director elections until 9 a.m., PST, on Monday, January 16, 2012, to allow stockholders to consider this new development. The adjourned meeting on January 16, 2012 will be held in the same location, at the Warner Center Marriott, located at 21850 Oxnard Street, Woodland Hills, California 91467. All other agenda items will be acted upon at the annual meeting today as originally scheduled. As of the close of business on Friday, January 6, 2012, the Company had received the requisite votes in favor of all proposals in the definitive proxy statement, dated December 19, 2011, in line with MRV’s Board of Directors’ recommendations. Stockholders who have already voted and do not wish to change their vote do not need to take any further action.

About MRV Communications, Inc.

MRV Communications, Inc. is a leading global provider of carrier Ethernet, wavelength division multiplexing optical transport, infrastructure management equipment and solutions, as well as network integration and managed services. MRV’s solutions enable the delivery and provisioning of next-generation optical transport and carrier Ethernet services over any fiber infrastructure. MRV provides equipment and services worldwide to telecommunications service providers, enterprises, and governments, enabling network evolution and increasing efficiency, while reducing complexity and costs. Through its subsidiaries, MRV operates research and development centers in North America and Europe, along with support centers and sales offices around the world. For more information about MRV, visit http://www.mrv.com.

Contacts

Investor Relations:

MRV Communications, Inc.

(818) 886-MRVC (6782)

ir@mrv.com

or

CJP Communications for MRV

Thomas J. Rozycki, Jr.

(212) 279-3115 x208

trozycki@cjpcom.com

Media Relations:

MRV Communications, Inc.

pr@mrv.com

MRV Announces Indication of Intent to Resign by Director

CHATSWORTH, Calif., January 10, 2012 — MRV Communications, Inc. (OTCQB: MRVC) (“MRV” or the “Company”), a leading provider of optical communications network infrastructure equipment and integration and managed services, announced today that the Company was informed by Michael McConnell, a member of its Board of Directors, of his intention to resign effective January 12, 2012. As announced in a press release yesterday, the Company adjourned the vote related to director elections at its annual stockholders meeting until 9 a.m., PST, on Monday, January 16, 2012, to allow stockholders to consider the indication of intent to resign of the Company’s interim Chairman. The adjourned meeting on January 16, 2012 will be held at the Warner Center Marriott, located at 21850 Oxnard Street, Woodland Hills, California 91467. All other agenda items were acted upon in the annual meeting held yesterday, and each of the proposals received the requisite votes in favor of MRV’s Board of Directors’ recommendations. Stockholders who have already voted and do not wish to change their vote do not need to take any further action.

About MRV Communications, Inc.

MRV Communications, Inc. is a leading global provider of carrier Ethernet, wavelength division multiplexing optical transport, infrastructure management equipment and solutions, as well as network integration and managed services. MRV’s solutions enable the delivery and provisioning of next-generation optical transport and carrier Ethernet services over any fiber infrastructure. MRV provides equipment and services worldwide to telecommunications service providers, enterprises, and governments, enabling network evolution and increasing efficiency, while reducing complexity and costs. Through its subsidiaries, MRV operates research and development centers in North America and Europe, along with support centers and sales offices around the world. For more information about MRV, visit http://www.mrv.com.

Contacts

Investor Relations:

MRV Communications, Inc.

(818) 886-MRVC (6782)

ir@mrv.com

or

CJP Communications for MRV

Thomas J. Rozycki, Jr.

(212) 279-3115 x208

trozycki@cjpcom.com

Media Relations:

MRV Communications, Inc.

pr@mrv.com